SCHEDULE 14C INFORMATION

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Securities Exchange Act of 1934

(Amendment No.      )

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The Managers Funds

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800 Connecticut Avenue

Norwalk, Connecticut 06854

800-835-3879

www.managersinvest.com

Managers International Equity Fund

INFORMATION STATEMENT

This information statement is being provided to the shareholders of Managers International Equity Fund (the “Fund”), a series of The Managers Funds, a Massachusetts business trust (the “Trust”), in lieu of a proxy statement, pursuant to the terms of an exemptive order which the Trust has received from the Securities and Exchange Commission. This exemptive order permits the Trust’s investment manager to hire new subadvisors and to make changes to existing subadvisory contracts with the approval of the Trustees, but without obtaining shareholder approval. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is being mailed to shareholders of the Fund on or about July 29, 2005.

The Trust and its Fund Management Agreement

The Fund is an investment portfolio of the Trust. The Trust has entered into a fund management agreement with respect to each investment portfolio of the Trust with Managers Investment Group LLC (formerly The Managers Funds LLC) (the “Manager”) dated April 1, 1999, as thereafter amended (the “Management Agreement”). Under the terms of the Management Agreement, the Manager selects, subject to review and approval by the Trustees, one or more subadvisors to manage the investment portfolio of the Fund, review and monitor the performance of these subadvisors on an ongoing basis, and recommend changes in the roster of subadvisors to the Trustees as appropriate. The Manager also allocates the Fund’s assets among the subadvisors for the Fund. The portion of the Fund’s assets managed by a subadvisor may be adjusted from time to time in the sole discretion of the Manager. The Manager also conducts all business operations of the Trust, except those operations contracted to the custodian or the transfer agent. As compensation for its services, the Manager receives a management fee from the Fund, and the Manager is responsible for payment of all fees payable to the subadvisors of the Fund. The Fund, therefore, pays no fees directly to the subadvisors.

The Manager recommends subadvisors for the Fund to the Trustees based upon the Manager’s continuing quantitative and qualitative evaluation of the subadvisors’ skills in managing assets pursuant to specific investment styles and strategies. Short-term investment performance, by itself, is not a significant factor in selecting or terminating a subadvisor, and the Manager does not expect to recommend frequent changes of subadvisors.

At any given time, each subadvisor serves pursuant to a separate subadvisory agreement between the Manager and that subadvisor (each such agreement, a “Subadvisory Agreement”). The Subadvisors do not provide any services to the Fund under their respective Subadvisory Agreements except portfolio investment management and related record-keeping services. However, in accordance with procedures adopted by the Trustees, a subadvisor, or its affiliated broker-dealer, may execute portfolio transactions for the Fund and receive brokerage commissions or underwriting fees in connection therewith as permitted by Section 17(e) and Rule 10f-3 of the Investment Company Act of 1940, as amended (the “1940 Act”), and the rules thereunder.

Lazard Asset Management LLC and the New Subadvisory Agreement

The Manager previously entered into a Subadvisory Agreement with Lazard Asset Management LLC (“Lazard”) with respect to the Fund (the “Predecessor Lazard Agreement”). As further described below, certain recent events and transactions involving Lazard and its affiliates may be deemed to constitute a technical “assignment” of the Predecessor Lazard Agreement, as the term “assignment” is defined in the 1940 Act and the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and as a result the Manager has entered into a new Subadvisory Agreement with Lazard (the “New Lazard Agreement”).

Lazard Asset Management LLC is a wholly-owned subsidiary of Lazard Frères & Co. LLC (“LF&Co.”), which is a wholly-owned subsidiary of Lazard Group LLC (“Lazard”). In connection with an initial public offering, Lazard entered into a series of transactions that (a) included the formation of a new parent entity, Lazard Ltd, which on May 5, 2005 made a public offering of its shares and (b) involved other related changes in the structure of Lazard (the “ Restructuring”). To the extent that the Restructuring may be deemed to be a technical “assignment” (as defined under the Advisers Act and the 1940 Act) of the Predecessor Lazard Agreement would terminate in accordance with the terms of the 1940 Act. At a meeting on March 4, 2005, the Board of Trustees of the Trust unanimously approved the New Lazard Agreement to succeed on substantially the same terms the Predecessor Lazard Agreement between the Manager and Lazard, which Predecessor Lazard Agreement would terminate upon the completion of the Restructuring.

Under the Management Agreement, the Fund pays the Manager a fee equal to 0.90% per annum of the average daily net assets of the Fund. From these fees, under the terms and conditions of the New Lazard Agreement, the Manager pays Lazard at an annual rate of 0.45% of the first $100 million of average daily net assets and 0.40% thereafter of the portion of the Fund managed by Lazard. Under the Predecessor Lazard Agreement, the Manager was obligated to pay Lazard at an annual rate of 0.45% of the first $100 million of average daily net assets and 0.40% thereafter of the portion of the Fund managed by Lazard. The management fee for the Fund will not change as a result of the Restructuring. The Manager paid Lazard approximately $360,880 under the Predecessor Lazard Agreement for the fiscal year ended December 31, 2004. The Manager would have paid Lazard the same amount under the New Lazard Agreement for the same period if the New Lazard Agreement had been in effect during this period. Apart from the effective date, there are no differences between the Predecessor Lazard Agreement and the New Lazard Agreement.

The New Lazard Agreement requires Lazard to provide fair and equitable treatment to the Fund in the selection of portfolio investments and the allocation of investment opportunities. The New Lazard Agreement has an initial term of two years and then continues in effect, unless terminated as described below, for successive one-year periods, so long as its continuance is approved at least annually (a) by the vote of a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act) or (b) by the vote of a majority of the Trustees, provided that in either event the continuance is also approved by the vote of a majority of the Trustees who are not “interested persons” of the Trust within the meaning of the 1940 Act (the “Independent Trustees”) cast in person at a meeting called for the purpose of voting on the continuance. The New Lazard Agreement will terminate automatically in the event of its assignment (as defined in the 1940 Act).

The New Lazard Agreement may be terminated: (i) by the Manager at any time, without payment of a penalty, upon notice to Lazard and the Trust, (ii) with respect to the Fund, at any time, without payment of a penalty, by the Trust or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund upon notice to Lazard, or (iii) by Lazard at any time, without payment of a penalty, upon sixty (60) days’ written notice to the Manager and the Trust.

The Lazard Agreement provides that Lazard shall not be subject to any liability for any act or omission, error of judgment, or mistake of law or for any loss suffered by the Manager or the Trust in connection with the New Lazard Agreement, except by reason of Lazard’s willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by reason of Lazard’s reckless disregard of its obligations and duties under the New Lazard Agreement.

A copy of the New Lazard Agreement is attached as Exhibit A hereto.

Information about Lazard

The following is a description of Lazard, which is based solely on information provided by Lazard. Lazard is not affiliated with the Manager.

Lazard is a limited liability company with principal offices at 30 Rockefeller Plaza, New York, New York. As a Subadvisor of the Fund, Lazard provides the Fund with investment research, advice and supervision and manages the Fund’s securities consistent with its invesment objective and policies, including the purchase, retention and disposition of securities, as set forth in the Fund’s current Prospectus. Lazard manages assets for individuals and institutional clients, including corporations, labor unions, public pension funds, insurance companies and banks, and, through subadvisory relationships, broker-dealers and registered investment advisers worldwide. As of December 31, 2004, Lazard had assets under management in excess of $76.5 billion.

The principal executive officer of Lazard is Ashish Bhutani, and the current directors of Lazard are Mr. Bhutani, Bruce Wasserstein and Charles Ward. Following the Restructuring, the sole Managing Member of Lazard is LF & Co., and the sole member of LF & Co. is Lazard Group. The business and other connections of the officers and directors of Lazard and information pertaining to the current ownership of Lazard are set forth on Lazard’s current Form ADV as filed with the Securities and Exchange Commission. The file number of this Form ADV is 801-61701.

Lazard Group is managed by the Lazard Group Board, which board is in turn elected by Lazard Ltd as the indirect Managing Member of Lazard Group. The economic interests in Lazard Group, which are non-voting, are held by Lazard Ltd and by a newly formed company called LAZ-MD Holdings LLC (“LAZ-MD Holdings”). The economic interests in Lazard Ltd are by the public, and the voting rights in Lazard Ltd are held by the public and by LAZ-MD Holdings (generally in a percentage equivalent to the economic interests Lazard Ltd and LAZ-MD Holdings hold in Lazard Group). LAZ-MD Holdings is owned by current and former Managing Directors of Lazard Group or its predecessor.

As a result of the Restructuring, the current holders of interests in Lazard, other than the Working Members whose interests will be held through ownership of LAZ-MD Holdings, will no longer have any interest in Lazard. The interests of the Working Members in LAZ-MD Holdings will, over time, become effectively exchangeable for the publicly traded shares of stock in Lazard Ltd and, as interests in LAZ-MD Holdings are exchanged, the voting power in Lazard Ltd held by LAZ-MD Holdings and the economic interest in Lazard held by LAZ-MD Holdings will proportionately decline, so that, upon full exchange of all LAZ-MD Holdings interests, LAZ-MD Holdings will hold no interests in either Lazard or Lazard Ltd.

Lazard does not act as an investment advisor to an affiliated registered investment company having similar investment objectives as the Fund.

Portfolio Managers

William E. Holzer is the portfolio manager for the portion of the Fund managed by Lazard. He is a Director of and a portfolio manager for Lazard, positions he has held with Lazard since August 2003. Prior to joining Lazard, Mr. Holzer was a Managing Director of and a portfolio manager for Deutsche Investment Management Americas, Inc. (“Deutsche”) from 1980 to 2003. From December 1989 until August 2003, Mr. Holzer was responsible in his capacity as portfolio manager for Deutsche for managing the portion of the Fund’s assets allocated to Deutsche.

Lazard Investment Philosophy

Portfolio managers at Lazard manage multiple accounts for a diverse client base, including private clients, institutions and investment funds. Lazard manages all portfolios on a team basis. The team is involved at all levels of the investment process, and this team approach allows every portfolio manager to benefit from his or her peers and ultimately for clients to receive the aggregate of the firm’s best thinking, rather than that of a single portfolio manager. Lazard manages all like investment mandates against a model portfolio. Specific client objectives, guidelines or limitations are then applied against the model and any necessary adjustments are made.

Board of Trustees Recommendation

At a meeting held on March 4, 2005, the Trustees, including a majority of the Trustees who are not “interested persons” (as such term is defined in the 1940 Act) of the Trust (the “Independent Trustees”) unanimously voted to approve the New Lazard Agreement with respect to the Fund. The Trustees’ approval was to be effective upon the completion of the Restructuring and the concomitant termination of the Predecessor Lazard Agreement with respect to the Fund. The Independent Trustees were separately represented by independent counsel in connection with their consideration of the approval of the New Lazard Agreement. In considering the New Lazard Agreement, the Trustees reviewed and considered a variety of materials relating to the Fund and Lazard, including: comparative performance information for similarly managed funds and relevant benchmark indices; the nature, extent and quality of services to be provided by Lazard under the New Lazard Agreement; and information regarding the investment strategies and portfolio management team of Lazard. The Trustees took particular note of the fact that there would be no change in the portfolio management of that portion of the Fund’s assets assigned to Lazard under the New Lazard Agreement, as the portfolio management team of Lazard would remain unchanged following the Restructuring.

In considering the nature, extent and quality of services to be provided by Lazard under the New Lazard Agreement, the Trustees reviewed information provided by Lazard relating to its operations and personnel. Among other things, in discussing the qualifications and experience of Lazard’s portfolio management team, the Trustees reviewed biographical information on the portfolio managers and other professional staff at Lazard, as well as information regarding the organizational and management structure of the firm. In the course of their deliberations, the Trustees particularly noted the fact that the portfolio management team responsible for the management of that portion of the Fund’s assets assigned to Lazard would remain the same following the Restructuring, thereby ensuring continuity in the management of the Fund. In addition, the Trustees noted that the terms and conditions of the New Lazard Agreement are substantially identical to those of the Predecessor Lazard Agreement, including with respect to (a) the amount of the subadvisory fee paid by the manager to Lazard and (b) the nature and extent of the subadvisory services to be rendered thereunder. The Trustees also took into account the financial condition and structure of Lazard with respect to its ability to provide the services required under the New Lazard Agreement.

The Trustees also evaluated (i) Lazard’s investment focus on long-term investment themes, (ii) the appropriateness of the particular investment strategies and techniques that Lazard would employ in managing the Fund’s assets (its “Investment Strategies”) for pursuing the Fund’s investment objective, (iii) the consistency of Lazard’s adherence to the Investment Strategies in managing accounts of its other advisory clients that had hired Lazard to employ the Investment Strategies, (iv) Lazard’s brokerage policies and practices, and (v) Lazard’s compliance programs, including those related to personal investing. The Trustees considered these factors, with a particular focus on the portfolio management team’s prior experience in managing a portion of the Fund’s investment portfolio, in determining that the Investment Strategies would be compatible with the investment objective of the Fund, as well as complementary with the investment strategies and techniques of the other subadvisors to the Fund. In this context, the Trustees also considered certain information received in connection with, and their deliberations with respect to, their June 2004 renewal of the investment management agreement with the Manager with respect to the Fund, the Predecessor Lazard Agreement, and the other subadvisory agreements with respect to the Fund, including comparative information with respect to the advisory and subadvisory fees of the Fund, as well as relevant updates to that information provided in the interim.

In considering the cost of services to be provided by Lazard under the New Lazard Agreement and the profitability to Lazard of its relationship with the Fund, the Trustees relied on the ability of the Manager to negotiate the New Lazard Agreement and the fees thereunder at arm’s length in view of the Fund’s manager-of-managers structure and the lack of affiliation or other material business relationships between the Manager and Lazard. The Trustees also noted that because the fees under the Predecessor Lazard Agreement and the New Lazard Agreement were or are paid by the Manager out of the advisory fees received by the Manager, there is no change in the expenses of the Fund as a result of the terms and conditions of the New Lazard Agreement. As a consequence, the cost of services to be provided by Lazard and the profitably to Lazard of its relationship with the Fund were not material factors in the Trustees’ deliberations. For similar reasons, and based on the amount of Fund assets to be managed by Lazard, the Trustees did not consider the potential economies of scale in Lazard’s management of the Fund to be material factors in their consideration at this time.

After consideration of the foregoing factors, the Trustees reached the following conclusions regarding the New Lazard Agreement and Lazard following consummation of the Restructuring, among others: (a) Lazard is qualified to manage the Fund’s assets assigned to it in accordance with the Fund’s investment objective and policies; (b) Lazard maintains appropriate compliance programs; (c) Lazard’s Investment Strategies are appropriate for pursuing the Fund’s investment objective and are complimentary to the strategies of the other subadvisors to the Fund; (d) Lazard is reasonably likely to execute its Investment Strategies consistently over time; and (e) the Fund’s subadvisory fees to be paid by Lazard are reasonable in relation to those of similar funds and to the services to be provided by Lazard.

Based on the foregoing, the Trustees, including a majority of the Independent Trustees, concluded that the approval of the New Lazard Agreement is in the interests of the Fund and its shareholders.

ADDITIONAL INFORMATION

The Manager serves as investment manager and administrator of the Trust. Managers Distributors, Inc. (“MDI”), a wholly-owned subsidiary of the Manager, serves as distributor of the Fund. The Manager and MDI are located at 800 Connecticut Avenue, Norwalk, Connecticut 06854.

Financial Information

The Fund’s most recent annual report and semi-annual report are available upon request, without charge, by writing to Managers Investment Group, 800 Connecticut Avenue, Norwalk, Connecticut 06854, by calling (800) 835-3879, or by accessing our website at www.managersinvest.com.

Beneficial Owners and Management Ownership

The Fund does not know of any person who, as of July 14, 2005, beneficially owned 5% or more of the outstanding shares of the Fund. As of July 14, 2005, the Trustees and officers of the Trust owned less than 1% of the outstanding shares of the Fund.

Since the beginning of fiscal year 2004, no Trustee has purchased or sold securities of the Manager, Lazard or any of their respective parents and subsidiaries exceeding 1% of the outstanding securities of any class of the Manager, Lazard or any of their respective parents or subsidiaries.

Shareholder Proposals

The Trust does not hold regularly scheduled meetings of the shareholders of the Fund. Any shareholder desiring to present a proposal for inclusion at the next meeting of shareholders should submit such proposal to the Trust at a reasonable time before the solicitation is made.

July 31, 2005

By Order of the Trustees,

/s/ Christine C. Carsman
CHRISTINE C. CARSMAN
Secretary

FORM OF SUBADVISORY AGREEMENT

Attention:

Re:	Subadvisory Agreement

The Managers International Equity Fund (the “Fund”) is a series of a Massachusetts business trust (the “Trust”) that is registered as an investment company under the Investment Company Act of 1940, as amended, (the “Act”), and subject to the rules and regulations promulgated thereunder.

Managers Investment Group LLC (the “Manager”) acts as the manager and administrator of the Trust pursuant to the terms of a Management Agreement with the Trust. The Manager is responsible for the day-to-day management and administration of the Fund and the coordination of investment of the Fund’s assets. However, pursuant to the terms of the Management Agreement, specific portfolio purchases and sales for the Fund’s investment portfolios or a portion thereof, are to be made by advisory organizations recommended by the Manager and approved by the Trustees of the Trust.

1. Appointment as a Subadvisor. The Manager, being duly authorized, hereby appoints and employs Lazard Asset Management LLC (“Subadvisor”) as a discretionary asset manager, on the terms and conditions set forth herein, of those assets of the Fund which the Manager determines to allocate to the Subadvisor (those assets being referred to as the “Fund Account”). The Manager may, from time to time, with the consent of the Subadvisor, make additions to the Fund Account and may, from time to time, make withdrawals of any or all of the assets in the Fund Account.

2. Portfolio Management Duties.

(a) Subject to the supervision of the Manager and of the Trustees of the Trust, the Subadvisor shall manage the composition of the Fund Account, including the purchase, retention and disposition thereof, in accordance with the Fund’s investment objectives, policies and restrictions as stated in the Fund’s Prospectus and Statement of Additional Information (such Prospectus and Statement of Additional Information for the Fund as currently in effect and as amended or supplemented in writing from time to time, being herein called the “Prospectus”). The Subadvisor’s responsibility for providing portfolio management services hereunder shall be limited to only the Fund Account, and the Subadvisor agrees that it shall not consult with any investment advisor(s) (within the meaning of the Act) to the Fund or any other registered investment company or portfolio series thereof under common control with the Fund concerning transactions for the Fund Account in securities or other assets such that the exemptions under Rule 10f-3, Rule 12d3-1 and/or Rule 17a-10 under the Act would not be available with respect to the Fund. The Subadvisor shall exercise voting authority with respect to proxies that the Fund is entitled to vote by virtue of the ownership of assets attributable to that portion of the Fund for which the Subadvisor has investment management responsibility, provided that such authority may be revoked in whole or in part by the Manager at any time upon notice to the Subadvisor and provided further that the exercise of such authority shall be subject to review by the Manager and the Trustees of the Trust. The Subadvisor shall exercise its proxy voting authority hereunder in accordance with such proxy voting policies and procedures as the Manager or the Trust may designate from time to time. The Subadvisor shall provide such information relating to its exercise of proxy voting authority hereunder (including the manner in which it has voted proxies and its resolution of conflicts of interest) as reasonably requested by the Manager from time to time.

(b) The Subadvisor shall maintain such books and records pursuant to Rule 31a-1 under the Act and Rule 204-2 under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), with respect to the Fund Account as shall be specified by the Manager from time to time, and shall maintain such books and records for the periods specified in the rules under the Act or the Advisers Act. In accordance with Rule 31a-3 under the Act, the Subadvisor agrees that all records under the Act shall be the property of the Trust.

(c) The Subadvisor shall provide the Trust’s Custodian, and the Manager on each business day with information relating to all transactions concerning the Fund Account. In addition, the

Subadvisor shall be responsive to requests from the Manager or the Trust’s Custodian for assistance in obtaining price sources for securities held in the Fund Account, as well as for periodically reviewing the prices of the securities assigned by the Manager or the Trust’s Custodian for reasonableness and advising the Manager should any such prices appear to be incorrect.

(d) The Subadvisor agrees to maintain adequate compliance procedures to ensure its compliance with the 1940 Act, the Advisers Act and other applicable federal and state regulations, and review information provided by the Manager to assist the Manager in its compliance review program.

(e) The Subadvisor agrees to maintain an appropriate level of errors and omissions or professional liability insurance coverage.

3. Allocation of Brokerage. The Subadvisor shall have authority and discretion to select brokers, dealers and futures commission merchants to execute portfolio transactions initiated by the Subadvisor, and for the selection of the markets on or in which the transactions will be executed.

(a) In doing so, the Subadvisor’s primary responsibility shall be to obtain the best net price and execution for the Fund. However, this responsibility shall not be deemed to obligate the Subadvisor to solicit competitive bids for each transaction, and the Subadvisor shall have no obligation to seek the lowest available commission cost to the Fund, so long as the Subadvisor determines that the broker, dealer or futures commission merchant is able to obtain the best net price and execution for the particular transaction taking into account all factors the Subadvisor deems relevant, including, but not limited to, the breadth of the market in the security or commodity, the price, the financial condition and execution capability of the broker, dealer or futures commission merchant and the reasonableness of any commission for the specific transaction and on a continuing basis. The Subadvisor may consider the brokerage and research services (as defined in Section 28(e) of the Securities Exchange Act of 1934, as amended) made available by the broker to the Subadvisor viewed in terms of either that particular transaction or of the Subadvisor’s overall responsibilities with respect to its clients, including the Fund, as to which the Subadvisor exercises investment discretion, notwithstanding that the Fund may not be the direct or exclusive beneficiary of any such services or that another broker may be willing to charge the Fund a lower commission on the particular transaction.

(b) The Manager shall have the right to request that specified transactions giving rise to brokerage commissions, in an amount to be agreed upon by the Manager and the Subadvisor, shall be executed by brokers and dealers that provide brokerage or research services to the Fund or the Manager, or as to which an on-going relationship will be of value to the Fund in the management of its assets, which services and relationship may, but need not, be of direct benefit to the Fund Account, so long as (i) the Manager determines that the broker or dealer is able to obtain the best net price and execution on a particular transaction and (ii) the Manager determines that the commission cost is reasonable in relation to the total quality and reliability of the brokerage and research services made available to the Fund or to the Manager for the benefit of its clients for which it exercises investment discretion, notwithstanding that the Fund Account may not be the direct or exclusive beneficiary of any such service or that another broker may be willing to charge the Fund a lower commission on the particular transaction.

(c) The Subadvisor agrees that it will not execute any portfolio transactions with a broker, dealer or futures commission merchant which is an “affiliated person” (as defined in the Act) of the Trust or of the Manager or of any Subadvisor for the Trust except in accordance with procedures adopted by the Trustees. The Manager agrees that it will provide the Subadvisor with a list of brokers and dealers which are “affiliated persons” of the Trust, the Manager or the Trust’s Subadvisors.

4. Information Provided to the Manager and the Trust and to the Subadvisor

(a) The Subadvisor agrees that it will make available to the Manager and the Trust promptly upon their request copies of all of its investment records and ledgers with respect to the Fund Account to assist the Manager and the Trust in monitoring compliance with the Act, the Advisers Act, and other applicable laws. The Subadvisor will furnish the Trust’s Board of Trustees with such periodic and special reports with respect to the Fund Account as the Manager or the Board of Trustees may reasonably request.

(b) The Subadvisor agrees that it will notify the Manager and the Trust in the event that the Subadvisor or any of its affiliates: (i) becomes subject to a statutory disqualification that prevents the Subadvisor from serving as investment adviser pursuant to this Agreement; or (ii) is or expects to become the subject of an administrative proceeding or enforcement action by the Securities and Exchange Commission or other regulatory authority. Notification of an event within (i) shall be given immediately; notification of an event within (ii) shall be given promptly. The Subadvisor has provided the information about itself set forth in the Registration Statement and has reviewed the description of its operations, duties and responsibilities as stated therein and acknowledges that they are true and correct in all material respects and contain no material misstatement or omission, and it further agrees to notify the Manager immediately of any fact known to the Subadvisor respecting or relating to the Subadvisor that causes any statement in the Prospectus to become untrue or misleading in any material respect or that causes the Prospectus to omit to state a material fact.

(c) The Subadvisor represents that it is an investment adviser registered under the Advisers Act and other applicable laws and that the statements contained in the Subadvisor’s registration under the Advisers Act on Form ADV as of the date hereof, are true and correct and do not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Subadvisor agrees to maintain the completeness and accuracy in all material respects of its registration on Form ADV in accordance with all legal requirements relating to that Form. The Subadvisor acknowledges that it is an “investment adviser” to the Fund within the meaning of the Act and the Advisers Act.

5. Compensation. The compensation of the Subadvisor for its services under this Agreement shall be calculated and paid by the Manager in accordance with the attached Schedule A. Pursuant to the provisions of the Management Agreement between the Trust and the Manager, the Manager is solely responsible for the payment of fees to the Subadvisor, and the Subadvisor agrees to seek payment of its fees solely from the Manager and not from the Trust or the Fund.

6. Other Investment Activities of the Subadvisor. The Manager acknowledges that the Subadvisor or one or more of its affiliates may have investment responsibilities or render investment advice to or perform other investment advisory services for other individuals or entities (“Affiliated Accounts”). The Manager agrees that the Subadvisor or its affiliates may give advice or exercise investment responsibility and take such other action with respect to other Affiliated Accounts which may differ from the advice given or the timing or nature of action taken with respect to the Fund Account, provided that the Subadvisor acts in good faith and provided further, that it is the Subadvisor’s policy to allocate, within its reasonable discretion, investment opportunities to the Fund Account over a period of time on a fair and equitable basis relative to the Affiliated Accounts, taking into account the investment objectives and policies of the Fund and any specific investment restrictions applicable thereto. The Manager acknowledges that one or more of the Affiliated Accounts may at any time hold, acquire, increase, decrease, dispose or otherwise deal with positions in investments in which the Fund Account may have an interest from time to time, whether in transactions which involve the Fund Account or otherwise. The Subadvisor shall have no obligation to acquire for the Fund Account a position in any investment which any Affiliated Account may acquire, and the Fund shall have no first refusal, co-investment or other rights in respect of any such investment, either for the Fund Account or otherwise.

7. Standard of Care. The Subadvisor shall exercise its best judgment in rendering the services provided by it under this Agreement. The Subadvisor shall not be liable for any act or omission, error of judgment or mistake of law or for any loss suffered by the Manager or the Trust in connection with the matters to which this Agreement relates, provided that nothing in this Agreement shall be deemed to protect or purport to protect the Subadvisor against any liability to the Manager or the Trust or to holders of the Trust’s shares representing interests in the Fund to which the Subadvisor would otherwise be subject by reason of willful malfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Subadvisor’s reckless disregard of its obligations and duties under this Agreement.

8. Assignment. This Agreement shall terminate automatically in the event of its assignment (as defined in the Act and in the rules adopted under the Act). The Subadvisor shall notify the Trust in writing sufficiently in advance of any proposed change of control, as defined in Section 2(a)(9) of the Act, as will enable the Trust to consider whether an assignment under the Act will occur, and to take the steps necessary to enter into a new contract with the Subadvisor or such other steps as the Board of Trustees may deem appropriate.

9. Amendment. This Agreement may be amended at any time, but only by written agreement between the Subadvisor and the Manager, which amendment is subject to the approval of the Trustees and the shareholders of the Trust in the manner required by the Act.

10. Effective Date; Term. This Agreement shall become effective on May 4, 2005 and shall continue in effect until June 30, 2006. Thereafter, the Agreement shall continue in effect only so long as its continuance has been specifically approved at least annually by the Trustees, or the shareholders of the Fund in the manner required by the Act. The aforesaid requirement shall be construed in a manner consistent with the Act and the rules and regulations thereunder.

11. Termination. This Agreement may be terminated by (i) the Manager at anytime without penalty, upon notice to the Subadvisor and the Trust, (ii) at any time without penalty by the Trust or by vote of a majority of the outstanding voting securities of the Fund (as defined in the Act) on notice to the Subadvisor or (iii) by the Subadvisor at any time without penalty, upon thirty (30) days’ written notice to the Manager and the Trust.

12. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby but shall continue in full force and effect.

13. Applicable Law. The provisions of this Agreement shall be construed in a manner consistent with the requirements of the Act and the rules and regulations thereunder. To the extent that state law is not preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed, and enforced according to the laws of the State of Connecticut.

MANAGERS INVESTMENT GROUP LLC

BY:	/s/ Peter M. Lebovitz
Peter M. Lebovitz
Managing Partner

DATE:	May 2, 2005

Accepted:

BY:	/s/ Michael Charlton
Senior Managing Director

DATE:	______________

Acknowledged:

THE MANAGERS FUNDS

BY:	/s/ Peter M. Lebovitz
Peter M. Lebovitz
President

DATE:	May 2, 2005

SCHEDULES:         A. Fee Schedule.

SCHEDULE A

SUBADVISOR FEE

For services provided to the Fund Account, Managers Investment Group LLC will pay a base quarterly fee for each calendar quarter at an annual rate of 0.45% of the 1st $100 million in average net assets and 0.40% thereafter in the Fund account during the quarter. Average assets shall be determined using the average daily net assets in the Fund account during the quarter. The fee shall be pro-rated for any calendar quarter during which the contract is in effect for only a portion of the quarter.